Employment Agreement

This Employment Agreement (the "Agreement") is made by Prime Resource, Inc., ("the Company"), and Scott Deru, ("the Employee" or "Deru").

Deru and Prime Resource, Inc., will be referred to individually as a Party and collectively as the Parties. The Parties agree as follows:

1. Employment. Company shall employ Employee as Vice-President of Operations. Employee accepts and agrees to such employment, subject to the general supervision, advice and direction of the Board of Directors. Employee shall: (i) manage all day-to-day affairs of the Company and its subsidiaries consistent with directives of the President and the Board of Directors, including acting as the President and CEO in the event of his disability or death until subsequently directed by the Board; (ii) perform such duties as are customarily performed by an employee in a similar position and by the Bylaws; and (iii) perform all services and duties as may be assigned to the Employee from time to time by the Board of Directors.

2. Best Efforts of Employee. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the satisfaction of Company. Employee shall perform such duties at such place(s) as the needs, business, or opportunities of the Company or its subsidiaries may require on a full-time basis.

3. Duties of Deru. Employee acknowledges that as an existing principal officer of Prime, he has a fiduciary duty to the Company. Employee agrees to disclose all potential business opportunities to the Company, not to compete against the Company during his employment, and not to become involved in any activities that create a conflict of interest (or potential conflict of interest) between the Company and the Employee during his employment. The Employee also agrees to promptly keep the Board of Directors aware of all investments and business activities that the Employee is directly or indirectly involved in, and all business activities or investments in which the Employee has a direct or indirect financial interest that may have the likelihood of impacting the company during his employment. The Employee agrees not to do business in competition with the Company during his employment. The Employee agrees not to do business with any third parties who are doing business with the Company during his employment, without the prior express written consent of the Company's Board of Directors. The Employee also agrees not to participate
personally  in  any  business   deals  or  ventures  in  which  the  Company  is
participating, is considering participating, or could participate during his employment.

4. Compensation of Employee. As compensation for the services provided by the Employee under this Agreement, Company will pay Employee an annual base salary of $240,000/year. Annual salaries shall be pro rated and paid on a monthly basis, and payable in accordance with the Company's usual payroll procedures.

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         (4.1) Employee shall be included to the extent  eligible  thereunder in any and all plans pursuant to which the Company, or any predecessor, may provide insurance, health care, or retirement benefits for the Company's employees, including but not limited to insurance, 401(k) plan, flextime, sick days, holidays, and vacation -- initially eighteen (18) days per year as more
particularly   described  in  the  Prime  LLC  Employment   Manual.   Employee's
participation in any such plan or program shall be subject to the provisions, rules and regulations designated by the Company in its full and complete discretion and as the Company may change from time to time, so long as the employee is not discriminated against in any way contrary to other general officers of the Company. Employee acknowledges no such plans or benefits have currently been adopted by the Board, except employee shall be guaranteed 18 paid leave days and participation in any existing plan or benefit transferred from Prime LLC.

         (4.2) In accordance with the Company's policies, established from time to time, the Company will pay or reimburse Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers. These expenses shall include but are not limited to reimbursement for Employee's mobile phone, for business travel, for business meals, and ground transportation when on Company business.

         (4.3) Employee acknowledges that Prime does not presently have any stock option or other stock rights programs or plans for officers or directors, nor is there presently any bonus incentives or plans. While employee recognizes such plans may be adopted in the future, employee explicitly agrees that the adoption of such plans is not a promised consideration under this Agreement and the creation or withholding of such plans by the Board of Directors is not a consideration for this Agreement or basis for employee withdrawal. Company and employee further agree and covenant that employee will be treated equally with all other general officers of the Company in the creation or adoption of any future benefits described by this paragraph or reasonably related thereto.

     5. Recommendations for Improving Operations. Employee shall provide Company with all information, suggestions, and recommendations regarding Company's business, of which Employee has knowledge that will be of benefit to Company.

     6. Confidentiality. Employee recognizes that Company has and will have information regarding the products or services to be marketed and sold, the clients and potential clients to which products or services are to be marketed and sold, and the technique for marketing and selling generally (collectively "Confidential Information" which, in its totality, is not known to the public) which are valuable, special and unique assets of Company. The Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, use any Confidential Information for the Employee's own benefit or use any of the Company's Confidential Information in any way that is directly or indirectly in competition with the Company. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate any Confidential Information to any third party without the prior written consent of the Company. Employee will protect the Company's Confidential Information and treat it as strictly confidential. A violation by Employee of this paragraph shall be a material violation of this Agreement and will justify termination and/or legal and/or equitable relief.

     7. Unauthorized Disclosure of Information. If it appears that the Employee has disclosed (or has threatened to disclose) Confidential Information in violation of this Agreement, the Company shall be entitled to an injunction to restrain the Employee and or the Employee's agents from disclosing, in whole or in part, such Confidential Information, or from providing any goods or services to any Party to whom such Confidential Information has been disclosed or may be disclosed or from using such Confidential Information to sell goods or services. The Company shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

     8. Confidentiality After Termination. All provisions of this Agreement regarding Confidential Information shall remain in full force and effect after the termination of this Agreement for a period of 24 months.

     9. Services to Third Parties. The Employee shall not provide any consulting services to or enter the employment of any third Party during the course of his employment, unless the Employee has obtained the Company's prior written consent.

10. Return of Records, Property and Confidential Information. Upon termination of this Agreement, the Employee shall deliver all records, customer or supplier lists, notes, data, memoranda, models, computers, files, computer files, recorded data, and equipment of any nature that are in the Employee's control or possession that are the Company's property or relate to the Company's business or that are copies of Company documents or that contain the Company's Confidential Information.

     11. Termination. Employee's employment under this Agreement shall be for a three year term, unless terminated for cause.

     A. Termination Without Cause. This Agreement may be terminated by the Company at any time without cause and without notice. In the event Employee is

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terminated  by the  Company  without  cause  prior to the three year  term,  the
Company shall pay to Employee, as a severance allowance, his then current monthly Base Salary, stock options and health benefits for the three months (3 months) period following the date of termination and including the month in which notice of termination occurs.

     B. Termination For Cause. The Company may also terminate this Agreement without notice if the Agreement is terminated for cause. For purposes of this Agreement, termination for cause shall mean termination for fraud, embezzlement, misfeasance, theft, or a material criminal act or any material breach of this Agreement. In the event that Employee's employment is terminated for cause, then Employee shall be entitled to receive Employee's then current monthly Base Salary and any employee rights or compensation which would vest in the month of termination, but off-set by any amounts appropriated or wrongfully taken by Employee.

     C. Effective Date. Employee's employment shall be terminated on the earlier of: 30 days following the written submission of Employee's resignation; or date such resignation is accepted by the Company.


     D. Resignation. In the event that Employee's employment is terminated pursuant to Employee's resignation, then Employee shall be entitled to receive Employee's then current monthly Base Salary and any other compensation or right which would vest in the month the resignation becomes effective.

     12. Termination for Disability or Death. Company shall have the option to terminate this Agreement, if Employee is no longer able to perform the essential functions of the position with reasonable accommodation. In the event of termination for disability or death, employee shall receive the termination rights and benefits described by paragraph 12A for termination within three years without cause.

     13. Disclosure. The Employee is required to disclose any outside activities or interests, including ownership or participation in the development of intellectual property or trade secrets, that may conflict or compete with the interests of the Company. Immediate disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to the sale or marketing of any product similar to any product offered by Prime Resource, Inc. or any of its subsidiaries anywhere in the world; or the sale or marketing (anywhere in the world) of any product that is similar to or that competes with any of the products sold by or to be sold by the Company.

     14. Assignment. The Employee's obligations under this Agreement may not be assigned or transferred to any ther person, firm, corporation, or entity without the prior written consent of the Company.

     15. Intellectual Property. The following provisions shall apply with respect to the Company's copyrightable works, trade secrets (including, but not limited to client lists, mailing lists, data banks, marketing information, prospect lists and information about clients and potential clients), inventions, applications for patents, and patents (collective, "Intellectual Property").

     16. Development of Intellectual Property. Any Intellectual Property and or trade secrets (including, but not limited to, client lists, mailing lists, data banks, marketing information, prospect lists and information about clients and potential clients), created, developed, modified, or updated, by the Employee during the term of the Agreement is the property of the Company. Any improvements to Intellectual Property items of the Company including further inventions or improvements, and any new items of Intellectual Property discovered or developed by the Employee (or the Employee's employees, if any) during the term of this Agreement shall be the property of the Company. The Employee shall sign all documents necessary to protect the rights of the Company in such Intellectual Property, including the filing and/or prosecution of any applications for copyrights or patents. Upon request, the Employee shall sign all documents necessary to assign the rights to such Intellectual Property to the Company.

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     17. Compliance with Company's Rules.  Employee agrees to comply with all of the rules, regulations, and guidelines of Company as they are amended from time to time.

     18. Solicitation of Customers and Solicitation of Employees:

         (18.1) Employee agrees that during his employment by the Company hereunder and for the period of two years after his termination date, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any competing business (i) any person or entity whose account with the Company was sold or serviced by or under the supervision of Employee during the two years preceding the termination of such employment; (ii) any person or entity whose account with the Company has been directly solicited at least twice by the Company within the one year period prior to the date of termination of employment; or (iii) any account existing at any financial institution.

         (18.2) Employee agrees that during his employment by the Company hereunder and for a two year period following the termination of such employment for any reason, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others solicit, divert or hire away, or attempt to solicit, divert or hire away any person then employed by the Company or then serving as a sales representative of the Company.

     19. Return of Property. Immediately upon termination of this Agreement, the Employee shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control, which is Company's property or related to Company's business. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by the Employee.

     20. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered in person or deposited in the United State mail, postage paid, addressed as follows:

If for the Employee:                                 If for the Company:

Scott Deru                                           CEO Prime Resource, Inc.:
___________________________                 22 East 100 South/Fourth Floor
___________________________                 Salt Lake City, UT   84111


Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above to the other party and attaching proof of service of such change to this Agreement.

     21. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

     22. Amendment. This Agreement may only be modified or amended, if the amendment is made in writing and is signed by both parties.

     23. Severability. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

     24. Waiver of Contractual Right. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

     25. Interpretation. This Agreement shall not be construed against the drafting Party. Both Parties acknowledge adequate opportunity to seek legal counsel regarding this Agreement.

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     26. Applicable Law, Exclusive Jurisdiction, and Venue. This Agreement shall be governed by the laws of the State of Utah. The Courts in Salt Lake County, Utah have exclusive jurisdiction and the Courts in Salt Lake County, Utah are the exclusive venue for disputes relating to the interpretation or enforcement of this Agreement. In the event of a dispute relating to interpretation or enforcement of this Agreement, the prevailing party shall be awarded all reasonable attorneys' fees and costs incurred.

     27. Effective Date. Regardless of the date(s) on which this Agreement is signed, the Effective Date of this Agreement is April 5, 2001.

Prime Resource, Inc.


By:  /S/ Mr. Terry Deru                                      April 5, 2002
     ----------------------------------------
         Mr. Terry Deru
         Chairman  of the Board of Directors

     /S/ Scott Deru                                          April 5, 2002
     ----------------------------------------
         Scott Deru
         Employee


PRIME RESOURCES/SDeru.EmployAgree
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